Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

THE FIRST AMERICAN CORPORATION ANNOUNCES PLAN TO

SEPARATE

ITS FINANCIAL SERVICES AND INFORMATION SOLUTIONS COMPANIES

—Creates Two Pure Play Companies—

—Board of Directors Also Authorizes Repurchase of an Additional $300 Million in Shares—

—Plan Will Enhance Value for Shareholders—

SANTA ANA, Calif., Jan. 15, 2008 – The First American Corporation (NYSE: FAF) (“First American”), America’s largest provider of business information, today announced that its board of directors has approved a plan to spin-off its Financial Services companies, consisting primarily of its Title Insurance and Specialty Insurance reporting segments, into a separate public company to be called First American Financial Corporation. The Information Solutions company, which will consist primarily of the current Property Information and Mortgage Information segments, as well as First American’s 75 percent interest in First Advantage Corporation (NASDAQ: FADV), will remain at the existing holding company, which will be renamed prior to the separation. The transaction, which the company anticipates will be tax-free to shareholders, is expected to close in the third quarter.

“Over the last two decades we have built the preeminent real estate information and title insurance businesses,” stated Parker S. Kennedy, chairman and chief executive officer of First American. “We believe that this transaction will unlock the unrealized value of our information businesses, while strengthening the competitive positions of both companies. After the separation, each company will have the financial strength and flexibility to implement its own unique growth strategies, allowing both organizations to refine and refocus their business mix. Because each company will have its own separate results and its own publicly traded stock, each company will also be in a better position to raise capital and align management and employee incentives with the interests of shareholders.”

The Financial Services company is expected to pay the same aggregate dividend as that currently paid by the company, and the Information Solutions company is not expected to pay a dividend.

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First American Announces Plan to Spin-Off its Financial Services Companies

The transaction is subject to customary conditions, including final approval by First American’s board of directors, filing and effectiveness of a Form 10 Registration Statement with the Securities and Exchange Commission, receipt of a tax ruling from the IRS and the approval of applicable regulatory authorities.

Once the transaction is complete, First American shareholders will own 100 percent of the common equity in both the Financial Services and the Information Solutions companies. Both companies are expected to trade on the New York Stock Exchange, with the Financial Services company expected to trade under the current ticker symbol “FAF.”

Information Solutions Company

The Information Solutions company is a leading provider of a wide range of data and analytics products and solutions. The company provides outsource solutions with leading market shares in mortgage risk analytics; property, credit and employment information; as well as a number of other businesses.

To better align its businesses to its customer base, the Information Solutions company’s operations will be organized into four reporting groups:

•	Data & Analytic Solutions, which will include the company’s real property data and analytics, mortgage risk analytics and title plant businesses;

•	Origination Solutions, which will include the company’s traditional appraisal, broker price opinions and national joint venture businesses;

•	Servicing & Default Solutions, which will include the company’s tax monitoring, flood zone determination and default-related businesses; and

•	First Advantage, a market leading risk mitigation and business solutions provider, which will be 75 percent owned by the Information Solutions company.

Financial Services Company

The Financial Services company will include the company’s leading worldwide residential and commercial title operations, its home warranty and homeowner insurance businesses, and its trust and banking services. This business will include the following:

•	Title Services: First American Title Insurance Company, First Canadian Title, First Title plc, United General Title and Pacific Northwest Title;

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First American Announces Plan to Spin-Off its Financial Services Companies

•	Specialty Insurance: First American Specialty Insurance Company, First American Property and Casualty Insurance Company and First American Home Buyers Protection Company; and

•	Trust and Banking: First American Trust, FSB and First Security Thrift.

The Financial Services and Information Solutions companies plan to enter into a business arrangement to facilitate the fulfillment of origination and default title orders to large, centralized national customers.

Leadership

Dennis J. Gilmore, First American’s current chief operating officer, will be named chief executive officer of the Financial Services company; and Frank V. McMahon, First American’s current vice chairman and chief financial officer, will be named chief executive officer of the Information Solutions company. Parker S. Kennedy will become executive chairman of both companies.

Capital Management

First American’s board of directors also has authorized the repurchase of $300 million of the company’s common shares. This is in addition to the $60 million remaining on the $500 million previously authorized.

Additionally, the company has received a financing commitment from Wells Fargo for a $200 million interim credit facility. Prior to the separation, the company expects to put in place separate credit facilities for both the Financial Services and the Information Solutions companies.

Advisors

Lehman Brothers Inc. is serving as financial advisor and Gibson, Dunn & Crutcher LLP is serving as legal counsel to the company.

Teleconference/Webcast

This announcement will be discussed in more detail on Tuesday, Jan. 15, 2008, at 10:00 a.m. ET, via teleconference. The dial-in number is (888) 955-3516 and the pass code is FIRST AMERICAN. The live audio webcast of the call and copies of the slide presentation will be available on First American’s Web site at www.firstam.com/investor. An audio replay of the conference call will be available through Jan. 22, 2008, by dialing (203) 369-0409. An audio archive of the call will also be available for replay on First American’s Web site.

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First American Announces Plan to Spin-Off its Financial Services Companies

About First American

The First American Corporation (NYSE: FAF) is a FORTUNE 500® company that traces its history to 1889. With revenues of approximately $8.5 billion in 2006, it is America’s largest provider of business information. First American combines advanced analytics with its vast data resources to supply businesses and consumers with valuable information products to support the major economic events of people’s lives, such as getting a job, renting an apartment, buying a car or house, securing a mortgage and opening or buying a business. The First American Family of Companies, many of which command leading market share positions in their respective industries, operate within five primary business segments, including: Title Insurance and Services, Specialty Insurance, Mortgage Information, Property Information and First Advantage. More information about the company and an archive of its press releases can be found at www.firstam.com.

Forward-Looking Statements

Certain statements made in this press release, including those related to the tax-free nature of the transaction; the effects of the spin-off (including value-enhancement, strengthened competitive positions, implementation of growth strategies, refocused business mixes, increased potential for raising capital and increased alignment of incentives); payment of dividends; anticipated trading on the New York Stock Exchange; and post-transaction corporate structure and management, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These and other forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” and other similar words and phrases. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; continuing disruption in the credit markets; the performance of the real estate markets; limitations on access to public records and other data; general volatility in the capital markets; changes in applicable government regulations; heightened scrutiny by legislators and regulators of the title insurance business and certain other regulated businesses; consolidation among significant customers and competitors; changes in the ability to integrate acquired businesses; systems interruptions and intrusions; the inability to realize the benefits of the offshore strategy; product migration; the inability to consummate the spin-off transaction as a result of, among other factors, the inability to obtain necessary regulatory approvals or the failure to obtain the final approval of the company’s board of directors; the inability to recognize the benefits of the spin-off transaction as a result of, among other factors, unexpected corporate overhead costs, unfavorable reaction from customers, employees, ratings agencies or other interested persons, the triggering of rights and obligations by the spin-off, accommodations required to be made to obtain consents or waivers or the inability to transfer assets into the entity being spun-off; and other factors described in Part I, Item 1A of the company’s annual report on Form 10-K for the year ended Dec. 31, 2006, as updated in Part II, Item 1A of the company’s quarterly report on Form 10-Q for the period ended June 30, 2007, and in Part II, Item 1A of the company’s quarterly report on Form 10-Q for the period ended September 30, 2007, in each case as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Media Contact:	Investor Contact
Jo Etta Bandy	Mark Seaton
Corporate Communications	Investor Relations
The First American Corporation	The First American Corporation
(714) 250-3298 • jbandy@firstam.com	(714) 250-4264 • mseaton@firstam.com